As Filed With the Securities and Exchange Commission on October 23, 2007
                                                     Registration No. 333-144509

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT #3 TO
                                   FORM SB-2/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BOSCO FLOORING, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                                5023-13                        98-0534794
(State or Other Jurisdiction of            (Standard Industrial              (I.R.S. Employer
Incorporation or Organization)                Classification)              Identification Number)


                          Alexander Dannikov, President
                            26 Utkina Street, apt 10
                             Irkutsk, Russia 664007
                            Telephone: 7-3952-681-878
                                Fax: 775-561-8051
                           Fax(Russia): 7-3952-701-821
                (Name and address of principal executive offices)

                           Nevada's Best Incorporators
                           Attention: Robert C. Harris
                                  564 Wedge Ln.
                             Fernley, Nevada, 89408
                             Telephone: 775-575-5556
                             Facsimile: 775-575-1261
            (Name, address and telephone number of agent for service)

Approximate date of commencement of Proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,check the following. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share(1)       Price(2)          Fee(2)
--------------------------------------------------------------------------------
Common Stock        2,240,000            $0.01         $22,400          $2.40
================================================================================
(1)  Based on the last sales price on March 28, 2007
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 22, 2007


                                   PROSPECTUS
                               BOSCO FLOORING INC.
                        2,240,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.


The purchase of the securities offered through this prospectus involves a high degree of risk. see section entitled "Risk Factors" on pages 5-9.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                THE DATE OF THIS PROSPECTUS IS: OCTOBER 22, 2007

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SUMMARY ...................................................................   4

RISK FACTORS ..............................................................   5
     -    If we do not obtain additional  financing,  our business may
          fail ............................................................   5
     -    Because we have not yet commenced  business  operations,  we
          face a high risk of business failure ............................   5
     -    Any  additional  funding we arrange  through the sale of our
          common   stock  will   result  in   dilution   to   existing
          shareholders.....................................................   6
     -    If we are unable to retain key personnel, then we may not be
          able to implement our business plan .............................   6
     -    Because  our   director  and  officer  owns  57.25%  of  our
          outstanding common stock, he will make and control corporate
          decisions   that   may  be   disadvantageous   to   minority
          shareholders.....................................................   6
     -    U.S. investors may experience  difficulties in attempting to effect  service of process  and to enforce  judgments  based upon U.S.  federal  securities  laws against the company and
          its sole non-U.S. resident officer and director..................   6
     -    Because  our sole  director  has an  interest  in a  company involved in the same industry, there is a potential conflict of  interest,  including  the  amount  of time he is able to
          dedicate to Bosco and its business...............................   7
     -    Because our director has other  business  interests,  he may not be able or willing to devote a sufficient amount of time
          to  our  business   operations,   causing  our  business  to
          fail.............................................................   7
     -    Our  sales and  profitability  depend  significantly  on new
          residential  construction and home improvement activity .........   7
     -    The industry in which we compete is highly cyclical, and any downturn resulting in lower demand or increased supply could
          have a materially  adverse  impact on our  financial  result.....   7
     - The building materials distribution industry is extremely fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants
          into the markets we serve........................................   8
     -    All of our product purchases will be made from one supplier.
          If this supplier  decreased or terminated  its  relationship with us our  business  would likely fail if we are unable to
          find a substitute for that company ..............................   8
     -    If  a  market  for  our  common   stock  does  not  develop,
          shareholders may be unable to sell their shares..................   9
     -    A purchaser  is  purchasing  penny stock which limits his or
          her ability to sell the stock....................................   9

USE OF PROCEEDS ...........................................................   9

DETERMINATION OF OFFERING PRICE ...........................................   9

DILUTION ..................................................................  10

SELLING SHAREHOLDERS ......................................................  10

PLAN OF DISTRIBUTION ......................................................  13

LEGAL PROCEEDINGS .........................................................  15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............  15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  16

DESCRIPTION OF SECURITIES .................................................  17

INTEREST OF NAMED EXPERTS AND COUNSEL .....................................  18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES ...............................................  18

ORGANIZATION WITHIN LAST FIVE YEARS .......................................  18

DESCRIPTION OF BUSINESS ...................................................  19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.................  22

DESCRIPTION OF PROPERTY ...................................................  25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................  25

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ..................  26

EXECUTIVE COMPENSATION ....................................................  27

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS .............................  28

AVAILABLE INFORMATION .....................................................  28

FINANCIAL STATEMENTS ......................................................  F-1

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by distributing laminate flooring in both the mass wholesale and retail market throughout North America. To date, we have not had any business operations other than our execution of a marketing and sales distribution agreement with our supplier, Bossco-Laminate Co., Ltd., a private Russian company. We cannot state with certainty whether we will achieve profitability.

We were incorporated on December 13, 2006 under the laws of the state of Nevada. Our principal offices are located at Utkina Street 26-10, Irkutsk, Russia 664007. Our telephone is 7-3952-681-878

THE OFFERING:

SECURITIES BEING OFFERED      Up to 2,240,000 shares of common stock.

OFFERING PRICE                The selling  shareholders  will sell our shares at
                              $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING         The selling  shareholders  will determine when and
                              how they will sell the common stock offered in this prospectus.


TERMINATION OF THE OFFERING   The  offering   will  conclude  when  all  of  the
                              2,240,000 shares of common stock have been sold or
                              we, in our sole  discretion,  decide to  terminate
                              the  registration of the shares.  We may decide to
                              terminate  the  registration  if it  is no  longer
                              necessary  due to  the  operation  of  the  resale
                              provisions of Rule 144. We may also  terminate the
                              offering  for no given  reason  whatsoever.In  any
                              event,  the offering  shall be terminated  withing
                              two  years  from  the   effective   date  of  this
                              registration statement.


SECURITIES  ISSUED
AND TO BE ISSUED              5,240,000  shares of our  common  stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS               We will not receive any proceeds  from the sale of
                              the common stock by the selling shareholders.

                         SUMMARY FINANCIAL INFORMATION


Balance Sheet                     June 30, 2007
-------------                     -------------
Cash                                $17,137
Total Assets                        $17,137
Liabilities                         $   492
Total Stockholders' Equity          $16,645

Statement of Loss and Deficit

                               From incorporation on
                                December 13, 2006 to
                                  June 30, 2007
                                  -------------
Revenue                             $     0
Net Loss                            $ 8,755


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of laminate flooring. We have not generated any revenue from operations to date.


While at June 30, 2007, we had cash on hand of $17,137, we had accumulated a deficit of $8,755 in administrative expenses. We expect that we will only be able to continue operations for seven months without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.


In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.


We were incorporated on December 13, 2006 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $8,755 from our incorporation on December 13, 2006 to June 30, 2007.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with Bossco-Laminate Co., Ltd., a private Russian company that manufactures laminate flooring products, and initial marketing of laminate floor products. Bossco-Laminate Co., Ltd is not an affiliate of Bosco Flooring, Inc. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.


ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Alexander Dannikov, for the future success of our business due to his experience in the building materials sector. The loss of the services of Mr. Dannikov could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Dannikov and we do not have a contract for his services.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 57.25% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Dannikov, our director and officer, owns approximately 57.25% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Dannikov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.


U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGEMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

Our sole director and officer, Alexander Dannikov is not a resident of the United States. Consequently, it may be difficult for investors to effect service of process on Mr. Dannikov in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Dannikov based on the civil liability provisions of the United States securities laws.

Since all our assets are located in Russia it may be difficult or impossible for US investors to effect service of process on Bosco. As well, any judgment obtained in the United States against us may not be enforceable in the United States.


BECAUSE OUR SOLE DIRECTOR HAS AN INTEREST IN A COMPANY INVOLVED IN THE SAME INDUSTRY, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO BOSCO AND ITS BUSINESS


Our sole director is associated with another company that is engaged in business activities similar to those to be conducted by us. Mr. Alexander Dannikov is a General Manager of Irkut Corporation, a private company that sells building materials in Russia and abroad. Irkut Corporation is not an affiliate of Bosco Flooring, Inc. Potential conflicts of interest may arise in future that may cause our business to fail, including the amount of time he is able to dedicate to our business as well as additional conflict of interests over opportunities presented to our sole director during the performance of his duties. Bosco does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to Bosco's proposed business operations

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Alexander Dannikov, intend to devote 30% of his business time to our affairs. It is possible that the demands on Alexander Dannikov from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Alexander Dannikov may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.


OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW RESIDENTIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of national and local new residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL, AND ANY DOWNTURN RESULTING IN LOWER DEMAND OR INCREASED SUPPLY COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and in general economic conditions that impact the level of home improvements. Changes in market demand for new homes and for home improvements occur periodically and vary in severity. We believe that we would be impacted disproportionately by market downturns because we tend not to be a major supplier. Secondary suppliers tend to have orders reduced or eliminated before major suppliers do. There is no reasonable way to predict with accuracy the timing or impact of market downturns. The extent that cyclical market factors adversely impact overall demand for building products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

THE  BUILDING  PRODUCTS   DISTRIBUTION  INDUSTRY  IS  EXTREMELY  FRAGMENTED  AND
COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The building products distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in Russia, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase substantially all of our products from Bossco-Laminate Co. Ltd, a private Russian company. Our agreement with this company does not prevent it from supplying its laminate flooring products to our competitors or directly to consumers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and a market may not develop.

We plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of our registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for share- holders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS


The selling shareholders named in this prospectus are offering all of the 2,240,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement at $0.01 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933. The shares were all acquired by the selling shareholders from us in an offering that was completed on March 27, 2007. The term Selling Shareholders includes the selling shareholders and their transferees, pledges, donees, or their successors.

We will file a prospectus supplement to name successors to any named selling shareholders who are able to sue prospectus to resell the securities.


The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering; and
     4.   The percentage owned by each upon completion of the offering.

                                                     Total Number
                                                     Of Shares To      Total Shares        Percent
                                                    Be Offered For      Owned Upon        Owned Upon
                                 Shares Owned          Selling          Completion        Completion
  Name of Selling                Prior To This       Shareholder          Of This           Of This
   Stockholder                     Offering            Account           Offering          Offering
   -----------                     --------            -------           --------          --------
Vitaliy Vasyuk                       80,000             80,000              Nil               Nil
Baikalskaya St, 204-55
Irkutsk, Russia 664075

Pavel Petrzhikovskiy                 80,000             80,000              Nil               Nil
Sovetskaya St, 74-36
Irkutsk, Russia 664047

Yelena Lyakutina                     80,000             80,000              Nil               Nil
Baikalskaya St, 242A-121
Irkutsk, Russia 664075

Yevgeniy Kubyshev                    80,000             80,000              Nil               Nil
K-Libkhnehta St, 249-7
Irkutsk, Russia 664031

Vladislav Prikhodko                  80,000             80,000              Nil               Nil
Lysina St, 20A-50
Irkutsk, Russia 664009

                                                     Total Number
                                                     Of Shares To      Total Shares        Percent
                                                    Be Offered For      Owned Upon        Owned Upon
                                 Shares Owned          Selling          Completion        Completion
  Name of Selling                Prior To This       Shareholder          Of This           Of This
   Stockholder                     Offering            Account           Offering          Offering
   -----------                     --------            -------           --------          --------
Andrey Kryukov                       80,000             80,000              Nil               Nil
Baikalskaya St, 310A-91
Irkutsk, Russia 664050

Natalia Kryukova                     80,000             80,000              Nil               Nil
Baikalskaya St, 310A-91
Irkutsk, Russia 664050

Nikolay Padalets                     80,000             80,000              Nil               Nil
Baikalskaya St, 266-15
Irkutsk, Russia 664050

Elizaveta Padalets                   80,000             80,000              Nil               Nil
Baikalskaya St, 268-36
Irkutsk, Russia 664050

Oleg Lyakutin                        80,000             80,000              Nil               Nil
Baikalskaya St, 242A-121
Irkutsk, Russia 664075

Dmitry Perfilyev                     80,000             80,000              Nil               Nil
Donskaya St, 12A-43
Irkutsk, Russia 664000

Alexey Didenko                       80,000             80,000              Nil               Nil
Baikalskaya St, 312-48
Irkutsk, Russia 664050

Irina Vysochina                      80,000             80,000              Nil               Nil
Norilskaya St, 9-30
Irkutsk, Russia 664013

Vladimir Vysochin                    80,000             80,000              Nil               Nil
Norilskaya St, 9-30
Irkutsk, Russia 664013

Pavel Blinnikov                      80,000             80,000              Nil               Nil
Lermontova St, 333V-65
Irkutsk, Russia 664033

Artem Andreyev                       80,000             80,000              Nil               Nil
Naberegnaya St, 38 Erbogachyon
Irkutskaya obl, Russia 666610

Roman Chernetskiy                    80,000             80,000              Nil               Nil
Yadrinceva St, 14-55
Irkutsk, Russia 664009

                                                     Total Number
                                                     Of Shares To      Total Shares        Percent
                                                    Be Offered For      Owned Upon        Owned Upon
                                 Shares Owned          Selling          Completion        Completion
  Name of Selling                Prior To This       Shareholder          Of This           Of This
   Stockholder                     Offering            Account           Offering          Offering
   -----------                     --------            -------           --------          --------
Chandkiran Sharma                    80,000             80,000              Nil               Nil
Koniva St, 50-35
Irkutsk, Russia 664043

Elena Syrovatskaya                   80,000             80,000              Nil               Nil
Pervomaysky m/on, 18A-39
Irkutsk, Russia 664058

Anastasia Kulebyakina                80,000             80,000              Nil               Nil
4th Zheleznodorozhnaya, 23A-4
Irkutsk, Russia 664003

Irina Samigullina                    80,000             80,000              Nil               Nil
Pervomaysky m/on, 21-11
Irkutsk, Russia 664058

Olga Deshina                         80,000             80,000              Nil               Nil
Zhukova St, 112-9
Irkutsk, Russia 664057

Maisa Magerramova                    80,000             80,000              Nil               Nil
Krasnyh-Madyaz St, 105-22
Irkutsk, Russia 664047

Igor Lyakutin                        80,000             80,000              Nil               Nil
Baikalskaya St, 310A-92
Irkutsk, Russia 664050

Alexander Gilev                      80,000             80,000              Nil               Nil
Lisina St, 44-26
Irkutsk, Russia 664009

Liudmila Loginova                    80,000             80,000              Nil               Nil
Deputatskaya St, 15-79
Irkutsk, Russia 664047

Ivan Krikun                          80,000             80,000              Nil               Nil
Krasnokazachya St, 10B-79
Irkutsk, Russia 664007

Olga Emelyanova                      80,000             80,000              Nil               Nil
Akademicheskaya St, 24-78
Irkutsk, Russia 664054

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold. The percentages are based on 5,240,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
     (2)  has ever been one of our officers or directors.


     (3)  is a broker-dealer; or Broker-dealer's affiliate.


                              PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we plan to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market maker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.


The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase,as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders,however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 564 Wedge Lane, Fernley, Nevada, 89408.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director               Age
----------------               ---
Alexander Dannikov             27

EXECUTIVE OFFICERS:

Name of Officer                Age           Offices
---------------                ---           -------
Alexander Dannikov             27            President, Chief Executive Officer,
                                             Secretary, Treasurer, and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years:

Mr. Dannikov has acted as our sole director and officer since our incorporation on December 13, 2006. Since November 2006, Mr. Dannikov has worked as General Manager of Irkut Corporation, a private company that sells building materials in Russia and abroad. From January 2005 to November 2006, Mr.Dannikov has worked for Avalon Video company as Assistant Director where he was involved in marketing, recruiting, staff training, performing supervisory functions, monitoring service quality and employee performance. Since August 2001, Mr. Dannikov was initially employed as a manager for Hoztorg, a wholesale company involved in distributing household goods in the Irkutsk region where he was responsible for organizing cargo transportation, wholesale and retail trade. He became a director of the company in June 2003. From June 2003 to January 2005, when Mr. Dannikov acted as a director of Hoztorg, his responsibilities were business administration, staff management, and customer relations and marketing.

Mr. Dannikov, graduated with a Bachelor of Social Sciences Degree in regional studies from Irkutsk State University in June 2003. His degree specialization was "Administration of Territories (Siberian region)".


Mr. Dannikov devotes 30% of his business time to our affairs.  He is responsible
for  managing  our  business  operations  and  overseeing   day-to-day  affairs,
including all administrative aspects.


TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EMPLOYEES

We have no employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                    Amount of
Title of          Name and Address                  Beneficial      Percent
 Class           of Beneficial Owner                Ownership       of Class
 -----           -------------------                ---------       --------
COMMON          Alexander Dannikov                  3,000,000        57.25%
STOCK           President, Chief Executive
                Officer, Treasurer, Secretary
                and Director
                Utkina Street, 26-10
                Irkutsk, Russia 664007

COMMON          All officers and directors          3,000,000        57.25%
STOCK           as a group that consists of
                one person

The percent of class is based on 5,240,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES


GENERAL


Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK


As of October 22, 2007, there were 5,240,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued,outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis,or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.




Daniel C. Masters, our legal counsel, 4490 Philbrook Square, San Diego, CA 92130, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by RBSM , LLP, 5 West 37th Street, 9th Floor, New York, NY 10018 our independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 13, 2006 under the laws of the state of Nevada On that date, Alexander Dannikov was appointed as our director. As well, Mr. Dannikov was appointed as our president, chief executive officer, treasurer and secretary.

                             DESCRIPTION OF BUSINESS

LAMINATE FLOORING PRODUCTS

Laminate flooring is a relatively new building material product invented in Sweden in the early 1980's. Laminate flooring now controls approximately a 10% market share of the flooring product market, which is expanding due to the product's durability and ecological compatibility.

Laminate flooring is versatile,durable, attractive flooring with the appearance of a hardwood floor. Although laminate flooring looks like wood flooring, there is actually no solid wood used in its construction. Laminate floors are made up of several materials bonded together under high pressure. Most laminate flooring consists of a moisture resistant layer under a layer of HDF (high density fiberboard). This is covered with a high-resolution photographic image of natural wood flooring. It is then finished with an extremely hard, clear coating made from special resin-coated cellulose to protect the laminate flooring. Laminate flooring is perfect for anyone wanting a durable floor for a fraction of the price and installation time of a hardwood floor, but with the attractiveness of real hardwood. Its construction also makes laminate flooring more environmentally friendly as it uses less wood in its production and makes more efficient use of wood fiber.


Both laminate flooring and hardwood flooring can beautify a home. While hardwood is often thought to be a superior choice, there are several advantages to laminate flooring. Distinct differences between the two types of flooring often make laminate flooring a more attractive alternative. Solid hardwood of any thickness (most is 3/8" to 3/4") should be installed only above grade. Laminate flooring can be installed above or below grade. Some hardwood flooring is engineered, meaning that instead of solid hardwood, it is made of several wood layers with a hardwood veneer. Laminate flooring, usually 7mm to 8mm (5/16" to 3/8") thick, is also made of several layers. These are laminated together for stability and strength. The top surface of laminate flooring is a "photograph" of hardwood. High quality "photographs" faithfully reproduce the grain and color of natural hardwood and the surfaces on quality laminate flooring closely resemble real wood. Although many people insist on hardwood flooring, laminates are long lasting, durable, and affordable and`quickly becoming one of the most popular types of flooring.


One obvious advantage is price; laminate flooring is typically half the cost of traditional hardwood flooring. Sometimes the savings are even greater, depending on the types of flooring in question. Additionally, laminate flooring is designed to be easy to install and is generally a good choice for the "do-it-yourselve" market, where solid hardwood installation requires a higher level of expertise. Installing laminate does not involve nails. More recently the use of glue has been eliminated from the installation process in many cases. As a result laminate flooring can be installed fairly quickly and inexpensively. Laminate flooring is generally designed to be scratch-resistant and fade resistant, two areas where solid hardwood flooring is known to be more vulner-able.

The Association of European Producers of Laminate Flooring has adopted standardized measures of hardness known as AC Hardness ratings. The AC measure scale rates laminate flooring based on factors including abrasion resistance, impact resistance, resistance to staining and cigarette burns, and thickness swelling along edges. If laminate flooring cannot meet the requirements for each of these ratings, approval for a given AC rating will be denied. We plan to market and distribute laminate flooring with an A5 hardness rating. This is the highest rate of hardness and can withstand the traffic of heavy commercial areas such as department stores and public buildings.

We intend to commence business operations by marketing and distributing laminate flooring throughout North America. We were formed as a corporation pursuant to the laws of Nevada on December 13, 2006. To date, we have primarily been involved in organizational activities, the execution of a distribution agreement with our product supplier and initial marketing of laminate flooring.

AGREEMENT WITH OUR SUPPLIER

Our sole supplier, Bossco-Laminate Co., Ltd. ("Bossco") is a manufacturer and distributor of certain wood flooring products in Russia. We are in the business of marketing and distributing items to distributors, retail stores in the building products industry, contractors and homebuilders.

By a Marketing and Sales Distribution Agreement dated March 9, 2007, Bossco has agreed to manufacture certain types of laminate flooring products and fulfill our written purchase orders for these products in a timely manner. Bossco has agreed to manufacture and supply polish and relief surface laminate flooring with the dimensions of 1200 x 300 x 8 millimeters. We will pay Bossco $12 per each square meter of polish surface laminate and $12.5 per each square meter of relief surface laminate.

The agreement with Bossco contains the following additional material terms:

     1. We and our assigns may use the marketing information that Bossco provides us in all of our marketing and distribution efforts to sell the laminate flooring products. We agree not to make any marketing claim in regard to the products that are not supported by the information supplied by Bossco.
     2. From time to time, Bossco can make reasonable adjustment to the price of the laminate flooring products by giving us written notification of such product price amendments.
     3. Although Bossco's price list acts as a guide for purchases made by us, both parties may negotiate discounts on any singular product purchase order provided to Bossco, including the purchase of laminate flooring from a manufacturing overrun situation.
     4. We agree to pay the price of product purchases by letter of credit or wire transfer prior to product shipment. We are also responsible for all related shipping costs, unless other arrangements have been expressly made.
     5. The agreement can be terminated upon 60 days' written notice by either party. Notwithstanding this provision, we or our assigns will be permitted to sell, market, and distribute all laminate flooring products that have been ordered from Bossco, or are in our or our assigns' possession at termination.

     6. There are no set minimum quota requirements for product sales under the agreement in the first year. Bossco will be obligated to assist in the completion of each sales order on a case-by-base basis, regardless of quantity. Following the first year of the agreement, both parties will review sales activities during the prior year and review this provision of the agreement.

SALES AND MARKETING STRATEGY

We intend to rely on sales representatives to market our laminate flooring products. Initially, our director, Alexander Dannikov will market our product. We intend to focus on direct marketing efforts whereby our representative will directly contact:

     * distributors that are responsible for marketing and selling flooring to flooring stores;
     *    retail outlets such as department and home restoration stores; and
     *    contractors and homebuilders.

These distributors, stores, contractors and homebuilders will be asked to sell our products to consumers. We will provide them with flooring inventory at wholesale prices. They will then sell them to consumers at retail prices, which are typically 20% higher.

We intend to contact as many contractors, homebuilders, retail chains and flooring stores as we can in order to market our laminate flooring. We initially intend to focus our marketing efforts on larger home restoration stores that have a high volume of customer traffic.

SHARE OF MARKET

Our expected share of the flooring market is difficult to determine given that most flooring distributors are private businesses that have no duty to publicly disclose their revenue, and flooring market is highly competitive. However, we believe that due to the vast size of this market in North America, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

OVERVIEW


Since inception on December 13, 2006 through June 30, 2007, we have sustained cumulative net losses of $8,755. Our losses have resulted from general and administrative expenses. From inception through June 30, 2007 , we have not generated any revenue from operations. We expect to incur additional losses in developing our plan of operations. We have no liabilities and has sufficient cash to operate for more than one year at the current expenditure rate.

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances,and general economic conditions specific to our industry.


We will rely upon the stability of the North American retail sales market for the success of our business plan. Future downturns in new residential construction and home improvement activity may result in intense price competition among building materials suppliers, which may adversely affect our intended business.

Our products are used principally in new residential construction and in home improvement, remodeling and repair work. The residential building materials distribution industry is characterized by its substantial size, its highly fragmented ownership structure and an increasingly competitive environment. The industry can be broken into two categories: (1) new construction and (2) home repair and remodeling. We intend to sell to customers in both categories.

Residential construction activity for both new construction and repair and remodeling is closely linked to a variety of factors affected by general economic conditions, including employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence.

The residential building materials distribution industry has undergone significant changes over the last three decades. Prior to the 1970s,residential building products were distributed almost exclusively by local dealers, such as lumberyards and hardware stores. These channels served both the retail consumer and the professional builder. These dealers generally purchased their products from wholesale distributors and sold building products directly to homeowners, contractors and homebuilders. In the late 1970's and 1980's, substantial changes began to occur in the retail distribution of building products. The introduction of the mass retail, big box format by The Home Depot began to alter this distribution channel, particularly in metropolitan markets. They began to alter this distribution channel by selling a broad range of competitively priced building materials to the homeowner and small home improvement contractor.

Our plan of operation for the twelve months following the date of this prospectus is to enter into sub-distribution agreements with flooring distrib-utors, retail stores, contractors and homebuilders, providing for the sale of our laminate flooring.

We intend to develop our retail network by initially focusing our marketing efforts on larger chain stores that sell various types of flooring, such as Home Depot. These businesses sell more flooring, have a greater budget for in- stock inventory and tend to purchase a more diverse assortment of flooring. By late 2007 and 2008, we intend to start negotiation with contractors and homebuilders and anticipate expanding our retail network to include small to medium size retail businesses whose businesses focus is limited to the sale of flooring. Any relationship we arrange with retailers for the wholesale distribution of our flooring will be non-exclusive. Accordingly, we will compete with other flooring vendors for positioning of our products in retail space.

Even if we are able to receive an order commitment, some larger chains will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

We intend to retain one full-time sales person in the next six months, as well as an additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commission based upon laminate flooring sales they arrange. We expect to pay each sales person 10% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

     Marketing costs:                            $20,000
     General administrative costs:               $10,000
                                                 -------
     Total:                                      $30,000
                                                 =======

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $40,000.

PRODUCT RESEARCH AND DEVELOPMENT

We do not anticipate incurring any material costs in connection with product research and development activities during the next twelve months.

ACQUISITION OF PLANT AND EQUIPMENT AND OTHER ASSETS

We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months.

NUMBER OF EMPLOYEES


From our inception through the period ended June 30, 2007, we have principally relied on the services of our sole Director, Alexander Dannikov. We currently have no full time or part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. Should we expand, we will incur additional cost for personnel.


LIQUIDITY AND CAPITAL RESOURCES


As of June 30, 2007, the Company had working capital of $16,645. From our inception on December 13, 2006 to June 30, 2007, we used operating cash flow of $8,263. The Company has been financed through the private placement of our common stock of $ 25,400. As of June 30, 2007, the Company has no debt and $492 in recurring normal accounts payable.


While we have sufficient funds on hand to commence business operations,our cash reserves are not sufficient to meet our obligations for the next twelve-month period.As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our sole director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate laminate flooring sales. We expect to accomplish this by securing a significant number of agreements with contractors, homebuilders, large and small retailers, and by retaining suitable salespersons with experience in the retail sales sector.


RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2007

We did not earn any revenue during the period from our inception on December 13, 2006 to June 30, 2007. We do not anticipate earning significant revenues until such time as we have entered into regular product selling to distributors, stores, contractors and homebuilders.

We incurred operating expenses in the amount of $8,755 for the period from our inception on December 13, 2006 to June 30, 2007. These operating expenses were comprised of bank charges of $460 and professional fees of $8,295.


We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

INFLATION

It is our opinion that inflation has not had a material effect on our operations.

                             DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property. Our president, Mr. Alexander Dannikov, provides us with office space and related office services free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     *    Any person who  beneficially  owns,  directly  or  indirectly,  shares
          carrying  more  than  10%  of  the  voting  rights   attached  to  our
          outstanding shares of common stock;
     *    Our promoter, Alexander Dannikov; and
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon theeffectiveness of the registration statement of which this prospectus forms a part.However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a liquid public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As  of  the  date  of  this  registration   statement,  we  have  29  registered
shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after March 7,2008 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 52,400, shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on December 13, 2006 to the date of this registration statement.

                               ANNUAL COMPENSATION


                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
Alexander        2006       0           0           0             0             0           0           0
Dannikov
Pres, CEO
Sec & Dir


STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Dannikov. We do not pay him any amount for acting as the president and a director.

                    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                              BOSCO FLOORING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2007

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm                      F-2

Condensed (Unaudited) Balance Sheet as of June 30, 2007 and
March 31, 2007                                                               F-3

Condensed (Unaudited) Statement of Losses for the Three Months Ended
June 30, 2007 and for the Period From December 13, 2006 (Date of
Inception) to June 30, 2007                                                  F-4

Statement of Stocholders' Equity (Unaudited) for the Three Months
Ended June 30, 2007 and for the Period From December 13, 2006 (Date
of Inception) to June 30, 2007                                               F-5

Statement of Cash Flows (Unaudited) for the Three Month Ended June
30, 2007 and for the Period From December 13, 2006 (Date of Inception)
to June 30, 2007                                                             F-6

Notes to the Condensed Financial Statements (Unaudited)                      F-7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Bosco Flooring, Inc.
Nevada

We have audited the accompanying balance sheet of BOSCO FLOORING, INC. as of March 31, 2007, and the related statement of losses, stockholder's equity and cash flows for period December 13, 2006 (date of inception) through March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financialstatement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bosco Flooring, Inc. (a development stage company) at March 31, 2007 and the results of its operations and its cash flows for the period December 13, 2006 (date of inception) through March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

                                                    /s/ RBSM LLP
                                                    ----------------------------

New York, New York
May 25, 2007

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                                                  June 30,           March 31,
                                                                    2007               2007
                                                                  --------           --------
                                                                 (Unaudited)         (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                            $ 17,137           $ 25,502
                                                                  --------           --------

      TOTAL ASSETS                                                $ 17,137           $ 25,502
                                                                  ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                        $    492           $    492
                                                                  --------           --------

      TOTAL CURRENT LIABILITIES                                   $    492                492

STOCKHOLDERS' EQUITY
Capital stock
  Common stock, $0.001 par value, 75,000,000 shares
   authorized; 5,240,000 shares issued and outstanding            $  5,240           $  5,240
  Additional paid-in-capital                                        20,160             20,160
  Deficit accumulated during the development stage                  (8,755)              (390)
                                                                  --------           --------

      TOTAL STOCKHOLDERS' EQUITY                                    16,645             25,010
                                                                  --------           --------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 17,137           $ 25,502
                                                                  ========           ========


      See accompanying notes an integral part of these financial statements

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

                          CONDENSED STATEMENT OF LOSSES
                                   (UNAUDITED)


                                                                Cumulative from
                                           Three Months        December 13, 2006
                                               Ended             (Inception to
                                           June 30, 2007         June 30, 2007
                                           -------------         -------------

Bank charges and interest                   $        70           $       460
Professional fees                                 8,295                 8,295
                                            -----------           -----------

Net loss                                    $    (8,365)          $    (8,755)
                                            ===========           ===========

LOSS PER SHARE - BASIC AND DILUTED          $     (0.00)
                                            ===========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                           5,240,000
                                            ===========



      See accompanying notes an integral part of these financial statements

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD DECEMBER 13, 2006 (DATE OF INCEPTION) TO JUNE 30, 2007
                                  (UNDAUDITED)

                                                                                 Deficit
                                                                               Accumulated
                                   Number of                     Additional      During
                                    Common                        Paid-in      Development
                                    Shares         Amount         Capital         Stage           Total
                                    ------         ------         -------         -----           -----
March 31, 2007
Subscribed for cash at $0.001      3,000,000      $   3,000      $      --      $      --       $   3,000

March 31, 2007
Subscribed for cash at $0.001      2,240,000          2,240         20,160             --          22,400

Net loss                                  --             --             --           (390)           (390)
                                   ---------      ---------      ---------      ---------       ---------

Balance as of March 31, 2007       5,240,000          5,240         20,160           (390)         25,010
                                   =========      =========      =========      =========       =========

Balance as of June 30, 2007        5,240,000      $   5,240      $  20,160      $  (8,755)      $  16,645
                                   =========      =========      =========      =========       =========


      See accompanying notes an integral part of these financial statements

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

                        CONDENSED STATEMENT OF CASH FLOWS
                                  (UNDAUDITED)

                                                                            Cumulative From
                                                       Three Months        December 13, 2006
                                                           Ended            (Inception) to
                                                       June 30, 2007         June 30, 2007
                                                       -------------         -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $ (8,365)             $   (390)
  Adjustments to reconcile net loss to net cash
    Accounts payable and accrued liabilities                   --                   492
                                                         --------              --------
         Net cash used by operating activities             (8,365)               (8,263)
                                                         --------              --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of common stock                                         --                25,400
                                                         --------              --------
         Net cash provided by financing activities             --                25,400
                                                         --------              --------
Net (decreas) in cash and equivalents                      (8,365)               25,502

Cash and equivalents at beginning of the period            25,502                    --
                                                         --------              --------
Cash and equivalents at end of the period                $ 17,137              $ 17,137
                                                         ========              ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                               $     --              $     --
                                                         ========              ========
  Taxes                                                  $     --              $     --
                                                         ========              ========


      See accompanying notes an integral part of these financial statements

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)


1. NATURE AND CONTINUANCE OF OPERATIONS

Bosco Flooring, Inc. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on December 13, 2006. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily devoted marketing and distributing laminate flooring to the wholesale and retail markets throughout North America. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, December 13, 2006 through June 30, 2007 the Company has accumulated losses of $8,755. The unaudited condensed financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $8,755 as at June 30,2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The unaudited condensed financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalent.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of unaudited condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted,it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At June 30, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED LOSS PER SHARE

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 the period from December 13, 2006 (date of inception) to June 30, 2007.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at June 30, 2007.

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting
Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

From the date of inception through June 30, 2007, the Company has not generated any revenue to date.

ADVERTISING

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended June 30, 2007.

LIQUIDITY

As shown in the accompanying financial statements, the Company has incurred a net loss of $8,365 for the three months ended June 30, 2007. As of June 30, 2007, the Company's has excess of current assets over its current liabilities by $16,645, with cash and cash equivalents representing $17,137.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "SHARE-BASED PAYMENT", which replaced SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" and superseded APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT", which provides supplemental

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the period beginning December 13, 2006. The Company did not record any compensation expense in the period of 2007 because there were no stock options outstanding prior to the adoption or at June 30, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2006, the FASB issued FSP EITF 00-19-2, "ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS" ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "ACCOUNTING FOR CONTINGENCIES". FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

                              BOSCO FLOORING, INC.
                          (A Development Stage Company)

              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                   (UNAUDITED)


3. COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized. During the year March 31, 2007, the Company issued 5,240,000 shares of common stock for total cash proceeds of $25,400. At June 30, 2007 there were no outstanding stock options or warrants.

4. INCOME TAXES

As of June 30, 2007, the Company had net operating loss carry forwards of approximately $8,755 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. MARKETING AND SALES DISTRIBUTION AGREEMENT

The Company entered into a Marketing and Sales Distribution Agreement with Bossco-Laminate Co., Ltd. to market and distribute the laminate flooring products in North America.

UNTIL ____, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified s provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an Improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in onnection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses ncurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable,or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee       $     2.40
     Transfer Agent Fees                                       $ 3,000.00
     Accounting fees and expenses                              $ 7,000.00
     Legal fees and expenses                                   $ 4,000.00
     Edgar filing fees                                         $ 1,000.00
                                                               ----------
     Total                                                     $15,002.40
                                                               ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share on March 7, 2007. The total amount received from this offering was $3,000. We completed this offering pursuant to Regulation S of the Securities Act. These 3,000,000 shares were issued Alexander Dannikov, our president, chief executive officer, treasurer, secretary and sole director.

We completed an offering of 2,240,000 shares of our common stock at a price of $0.01 per share to a total of 28 purchasers on March 28, 2007. The total amount received from this offering was $22,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

               Name of Subscriber             Number of Shares
               ------------------             ----------------
              Vitaliy Vasyuk                       80,000
              Pavel Petrzhikovskiy                 80,000
              Yelena Lyakutina                     80,000
              Yevgeniy Kubyshev                    80,000
              Vladislav Prikhodko                  80,000
              Andrey Kryukov                       80,000
              Natalia Kryukova                     80,000

              Nikolay Padalets                     80,000
              Elizaveta Padalets                   80,000
              Oleg Lyakutin                        80,000
              Dmitry Perfilyev                     80,000
              Alexey Didenko                       80,000
              Irina Vysochina                      80,000
              Vladimir Vysochin                    80,000
              Pavel Blinnikov                      80,000
              Artem Andreyev                       80,000
              Roman Chernetskiy                    80,000
              Chandkiran Sharma                    80,000
              Elena Syrovatskaya                   80,000
              Anastasia Kulebyakina                80,000
              Irina Samigullina                    80,000
              Olga Deshina                         80,000
              Maisa Magerramova                    80,000
              Igor Lyakutin                        80,000
              Alexander Gilev                      80,000
              Liudmila Loginova                    80,000
              Ivan Krikun                          80,000
              Olga Emelyanova                      80,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS


     Exhibit
     Number                   Description
     ------                   -----------
      3.1           Articles of Incorporation
      3.2           Bylaws
      5.1           Legal opinion of Daniel C. Masters, with Consent to Use
     10.1           Distribution Agreement
     23.1           Consent of RBSM, LLP
     23.2           Consent to use the name of Legal Counsel in SB-2


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if,in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

     (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irkutsk, Irkutsk Region, Russia, October 22, 2007.


                                   Bosco Flooring, Inc.


                                   By: /s/ Alexander Dannikov
                                      ------------------------------------------
                                      Alexander Dannikov, President,
                                      Chief Executive Officer, Treasurer,
                                      Secretary, Principal Accounting Officer,
                                      Principal Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                     Capacity in Which Signed           Date
     ---------                     ------------------------           ----


/s/ Alexander Dannikov           President, Chief Executive     October 22, 2007
---------------------------      Officer, Secretary, Treasury,
Alexander Dannikov               Principal Financial Officer
                                 Principal Accounting Officer
                                 and Director

                                INDEX TO EXHIBITS


     Exhibit
     Number                   Description
     ------                   -----------
      3.1           Articles of Incorporation
      3.2           Bylaws
      5.1           Legal opinion of Daniel C. Masters, with Consent to Use
     10.1           Distribution Agreement
     23.1           Consent of RBSM, LLP
     23.2           Consent to use the name of Legal Counsel in SB-2